                                                                    EXHIBIT 23.1

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated November 21, 1997 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan of our report dated January 31, 1997, with respect to the consolidated financial statements and scheduled of Health Care REIT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Toledo, Ohio
November 20, 1997